As filed with the Securities and Exchange Commission on May 10, 2016
_______________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2016

OPPENHEIMER HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 1-12043

Delaware 98-0080034
(State of incorporation) (IRS Employer Identification Number)

85 Broad Street, 22nd Floor, New York, NY 10004
(Address of Principal Executive Offices) (Zip Code)

(212) 668-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.07.  Submission of Matters to a Vote of Security Holders.

(a)	On May 9, 2016, Oppenheimer Holdings Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) in New York City.

(b)
At the Annual Meeting, the holders of the Company’s Class B voting common stock (“Class B Voting Stock”) elected the nine (9) nominees for director named below as directors to serve until their successors are elected and qualified. The votes for such persons were as follows:

Name	For	Withheld	Broker Non-Votes
E. Behrens	97,044	0	455
T. Dwyer	97,044	0	455
W. Ehrhardt	97,044	0	455
P. Friedman	97,044	0	455
M.A.M. Keehner	97,044	0	455
A.G. Lowenthal	97,044	0	455
R.S. Lowenthal	97,044	0	455
A.W. Oughtred	97,044	0	455
E.K. Roberts	97,044	0	455

In addition, at the Annual Meeting, the holders of the Company’s Class B Voting Stock ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year and authorized the Audit Committee to fix such auditor’s remuneration with 97,499 votes for such proposal, 0 votes against, and 0 abstentions as to such proposal.

(c)	Not applicable.

(d)	Not currently applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: May 10, 2016 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)